PATTERSON THUENTE IP

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KYLE T. PETERSON
612.252.1554
peterson@ptslaw.com

June 21, 2016

Via E-Mail

Chris Stramacchia
iSee Automation Inc.
130 King Street West Suite 1800
Toronto, Ontario, CANADA
M5X-1E3

Re: HELMET SYSTEM
U.S. Patent Application No.: 15/079,847
Filed: March 24, 2016
Our Ref.: 4877.04US01

Dear Chris:

The U.S. Patent and Trademark Office recorded the Assignment of the above-identified application at Reel 038814, Frame 0651, effective June 6, 2016. A copy of the Notice of Recordation is attached for your records.

Sincerely,

Kyle T. Peterson

KTP/rkt
Enclosure

UNITED STATES PATENT AND TRADEMARK OFFICE

UNDER SECRETARY OF COMMERCE FOR INTELLECTUAL PROPERTY AND
DIRECTOR OF THE UNITED STATES PATENT AND TRADEMARK OFFICE

JUNE 7, 2016

PTAS

KYLE T. PETERSON
PATTERSON THUENTE
4800 IDS 80 S 8TH STREET
MINNEAPOLIS, MN 55402

503856855

UNITED STATES PATENT AND TRADEMARK OFFICE
NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT RECORDATION BRANCH OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE ASSIGNMENT RECORDATION BRANCH AT 571-272-3350. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, MAIL STOP: ASSIGNMENT RECORDATION BRANCH, P.O. BOX 1450, ALEXANDRIA, VA 22313.

RECORDATION DATE: 06/06/2016

REEL/FRAME: 038814/0651
NUMBER OF PAGES: 3

BRIEF: ASSIGNMENT OF ASSIGNORS INTEREST (SEE DOCUMENT FOR DETAILS).

DOCKET NUMBER: 4877.04US01

ASSIGNOR:
STRAMACCHIA, CHRIS

DOC DATE: 05/04/2016

ASSIGNEE:
ISEE AUTOMATION, INC.
130 KING STREET W #1800
TORONTO, CANADA M5X-1E3

APPLICATION NUMBER: 15079847
PATENT NUMBER:
TITLE: HELMET SYSTEM

FILING DATE: 03/24/2016
ISSUE DATE:

ASSIGNMENT RECORDATION BRANCH
PUBLIC RECORDS DIVISION